Exhibit 4.1

                                                         EXECUTION COPY

                     EQUITY REGISTRATION RIGHTS AGREEMENT

                                 by and among

                               NTL INCORPORATED
                      (formerly NTL Communications Corp.)

                                      and

            THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

                                  dated as of

                               January 10, 2003


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            EQUITY REGISTRATION RIGHTS AGREEMENT, dated as of January 10,
2003, by and among NTL Incorporated (formerly NTL Communications Corp.), a Delaware corporation (the "Company"), and the stockholders listed on the signatures pages hereto.

            WHEREAS, the Company proposes to issue and deliver shares of Common Stock (as defined below) to certain entities pursuant to the Company's Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"), confirmed by order of the United States Bankruptcy Court for the Southern District of New York, entered on September 5, 2002; and

            WHEREAS, the Company proposes to issue and deliver shares of Common Stock (as defined below) to certain entities pursuant to the Note Purchase Agreement (as defined below); and

            WHEREAS, in connection with and pursuant to the Plan and the Note Purchase Agreement the Company has agreed to grant the registration rights described in this Agreement to certain holders of shares of Common Stock issued pursuant to Article IV.C.2. of the Plan and the holders of shares of Common Stock issued pursuant to the Note Purchase Agreement. All capitalized terms used and not otherwise defined herein shall have the meanings assigned them in the Plan.

            Accordingly, the parties hereto agree as follows:

            1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

            "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as it may be amended or restated hereafter from time to time.

            "Commission" means the Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

            "Common Stock" means any shares of common stock, par value $0.01 per share, of the Company, now or hereafter authorized to be issued and any and all securities of any kind whatsoever of the Company which may be exchanged for or converted into Common Stock.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar United States federal statute.

            "Holder" means a registered holder of Registrable Securities.

            "Majority Participating Holders" means Participating Holders holding at least a majority of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 3.1 or Section 3.2 hereto.



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            "Note Purchase Agreement" means the Note Purchase Agreement, dated as of January 9, 2003, by and among the Company, the purchasers listed on Schedule A thereto and the guarantors listed on the signature pages thereto.

            "Participating Holders" means any Holder participating in any offering of Registrable Securities pursuant to Section 2, Section 3.1 or
Section 3.2 hereto.

            "Person" means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

            "Registrable Securities" means (i) any shares of Common Stock issued pursuant to the Plan, (ii) any Warrant Shares, (iii) any shares of Common Stock issued pursuant to the Note Purchase Agreement, (iv) any Common Stock issued with respect to the Common Stock referred to in clauses (i), (ii) or (iii) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been disposed of pursuant to Rule 144 or Rule 145 under the Securities Act.

            "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 3 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel to the underwriters and the Holders in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all transfer taxes, and the reasonable fees and expenses of one counsel to the Holders; provided, however, that Registration Expenses shall exclude, and the Holders shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered for such Person.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar United States federal statute.

            "Warrants" means any Series A Warrants to purchase shares of Common Stock issued pursuant to the Plan and the Warrant Agreement, dated January 10, 2003, as the same may be amended or modified from time to time, by and between the Company and Continental Stock Transfer & Trust Company.

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            "Warrant Shares" means any shares of Common Stock issued upon exercise of one or more Warrants.

            2. Shelf Registration.

               (a) Within 45 days after the Effective Date, the Company shall file with the Commission a registration statement (the "Shelf Registration Statement") relating to the offer and sale of Registrable Securities by the Holders to the public, from time to time, on a delayed or continuous basis (but not involving any underwriting); provided, however, that the Shelf Registration Statement shall only cover Registrable Securities (1) of Holders who beneficially (within the meaning of Rule 13d-3 under the Exchange Act) own 10% or more of the Common Stock of the Company, (2) of Holders who provide to the Company a written statement indicating that such Holder is deemed, or might reasonably be considered to be, an "underwriter" under Section 1145(b)(1) of the Bankruptcy Code, or (3) issued pursuant to the Note Purchase Agreement. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

               (b) The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and not to suspend use of the prospectus included therein in order to permit the prospectus included therein to be usable by the Holders until the earlier of:
(1) the date all Holders could sell shares free of any volume limitations imposed by Rule 144 of the Securities Act; (2) the date all Holders have disposed of all Registrable Securities; or (3) three years from the date on which such Shelf Registration Statement was declared effective; provided, that the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law, and provided, further, that the foregoing shall not apply to actions if the Company determines, in its reasonable judgment, as authorized by a resolution of its Board of Directors, that the filing of such Shelf Registration Statement or the maintenance of effectiveness of such Shelf Registration Statement or prospectus included therein would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and the Company promptly gives the Participating Holders written notice of such determination, containing a general statement of the reasons for such postponement or suspension and an approximation of the anticipated delay; provided, however, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 120 days in the aggregate in any 12-month period.

             3. Registration Under Securities Act, etc.

               3.1 Registration on Request.

               (a) Request. At any time or from time to time, a Holder or Holders holding Registrable Securities, shall have the right to require the Company to effect the

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registration under the Securities Act of all or part of
their respective Registrable Securities, by delivering a written request (a "Holder Request") therefor to the Company specifying the number of shares of Registrable Securities and the intended method of distribution. The party or parties delivering a Holder Request shall be referred to as the "Initiating Holder." As promptly as practicable, but no later than ten days after receipt of a Holder Request, the Company shall give written notice of the Holder Request to all Holders (the "Demand Exercise Notice"). The Company shall as expeditiously as possible (but in any event within 120 days of receipt of a Holder Request) use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Initiating Holder and any other Holders which have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder) within 30 days after the receipt of the Demand Exercise Notice (or, 15 days if, at the request of the Initiating Holder participating in such registration, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3 under the Securities Act). The Company shall (i) use its best efforts to effect the registration of Registrable Securities for distribution in accordance with the intended method of distribution set forth in a written request delivered by the Majority Participating Holders, and (ii) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

               (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 3.1 in connection with an underwritten offering by Holders, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Majority Participating Holders shall have consented in writing to the inclusion therein of such other securities, which consent may be subject to terms and conditions determined by the Majority Participating Holders in their sole discretion.

               (c) Registration Statement Form. Registrations under this
Section 3.1 shall be on the registration form of the Commission as shall be selected by the Company which form shall be reasonably acceptable to the Majority Participating Holders. The Company agrees to include in any such registration statement all information which, in the reasonable opinion of counsel to the Participating Holders and counsel to the Company, is necessary or desirable to be included therein.

               (d) Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 3.1. Notwithstanding the foregoing, the provisions of this Section 3.1(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

               (e) Effective Registration Statement. A registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 3.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 120 days (or such shorter period which shall terminate when all the Registrable Securities covered by such

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registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Participating Holder and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

               (f) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Majority Participating Holders and shall be reasonably acceptable to the Company, taking into account any contractual obligations of the Company with respect to the engagement of underwriters by the Company for such transactions.

               (g) Right to Withdraw. If the managing underwriter of any underwritten offering shall advise the Participating Holders that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Majority Participating Holders, then the Majority Participating Holders shall have the right to notify the Company in writing that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. In the event of such abandonment or withdrawal at the request of the Majority Participating Holders, the Initiating Holder's request for registration pursuant to this Section 3.1 shall not be counted for purposes of the requests for registration to which the Holders are entitled pursuant to this Section 3.1.

               (h) Limitations on Registration on Request. The Holders shall be entitled to require the Company to effect, and the Company shall be required to effect, four registrations in the aggregate pursuant to this
Section 3.1, provided, however, that (x) the aggregate offering value of the Registrable Securities to be registered pursuant to any such registration shall be at least $15,000,000 (based on the market price on the date the demand is made) and (y) only one such demand registration shall be required to become effective in any 180-day period.

               (i) Priority in Registrations on Request. If any registration pursuant to a Holder Request involves an underwritten offering and the managing underwriter of such offering shall inform the Company in writing of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 3.1, when added to the number of any other securities to be offered in such registration, would materially adversely affect such offering, then the Participating Holders shall be entitled to participate on a pro rata basis based on the number of shares of Registrable Securities requested to be included in the offering by each such Participating Holder. The Company and any other Company stockholders that have not expressly been given pari passu or senior rights of participation in accordance with Section 3.1(b) hereof shall have no right to participate in this event, without the consent of the Majority Participating Holders.

               (j) Postponement. The Company shall be entitled once in any twelve-month period to postpone for a reasonable period of time (but not exceeding 90 days) (the "Postponement Period") the filing of any registration statement required to be prepared and filed

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by it pursuant to this Section 3.1 if the Company determines, in its reasonable judgment, as authorized by a resolution of its Board of Directors, that such registration and offering would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and promptly gives the Participating Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the Majority Participating Holders shall have the right to withdraw the request for registration by giving written notice to the Company at any time during such Postponement Period and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Holders are entitled pursuant to this Section 3.1.

               3.2 Incidental Registration.

               (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation), whether or not for sale for its own account, it will each such time give prompt written notice to each of the Holders of its intention to do so and of the Holders' rights under this Section 3.2. Upon the written request of any of the Holders (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder), made as promptly as practicable and in any event within 30 days after the receipt of any such notice (15 days if the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 under the Securities Act and
(ii) such shorter period of time is required because of a planned filing date), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by each Holder; provided, however, that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company shall give written notice of such determination and its reasons therefor to the Holders and in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders to request that such registration be effected as a registration under Section 3.1. No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.2.

               (b) Right to Withdraw. Any Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 3.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

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               (c) Priority in Incidental Registrations. If any registration pursuant to this Section 3.2 involves an underwritten offering and the managing underwriter of such offering shall inform the Company in writing of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other equity securities to be offered in such registration, would materially adversely affect such offering, then the Company shall include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the "Section 3.2 Sale Amount"), (i) all of the equity securities proposed by the Company to be sold for its own account; (ii) thereafter, to the extent the Section 3.2 Sale Amount is not exceeded, the Registrable Securities requested by the Participating Holders (provided that if all of the Registrable Securities requested by the Participating Holders may not be included, the Participating Holders shall be entitled to participate on a pro rata basis based on the aggregate number of shares of Registrable Securities requested by the Participating Holders to be registered); and (iii) thereafter, to the extent the Section 3.2 Sale Amount is not exceeded, any other equity securities of the Company requested to be included by Company stockholders holding other such registration rights.

               (d) Plan of Distribution. Any participation by Holders in a registration by the Company shall be in accordance with the Company's plan of distribution, provided that the Majority Participating Holders shall have the right to select a co-managing underwriter, taking into account any contractual obligations of the Company with respect to the engagement of underwriters by the Company for such transactions.

               3.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2, 3.1 and 3.2 hereof, the Company shall as expeditiously as possible:

               (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall furnish such documents to each Participating Holder and each underwriter, and counsel to the Participating Holders, which documents will be subject to the review and comments of each Participating Holder, each underwriter and their respective counsel; and provided, further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

               (b) notify the Participating Holders of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be

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required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 90 days;

               (c) furnish, without charge, to each Participating Holder and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Participating Holders and such underwriters may reasonably request;

               (d) use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Participating Holders or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Participating Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d), (i) be obligated to be so qualified or to consent to general service of process in any such jurisdiction or (ii) be subject to additional taxes (other than de minimus amounts);

               (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to each of the Participating Holders to consummate the disposition of such Registrable Securities;

               (f) if requested by the lead underwriter, furnish to each Participating Holder and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters as the underwriters may reasonably request;

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               (g) promptly notify each Participating Holder and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of a Participating Holder promptly prepare and furnish to each Participating Holder and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of the Company contemplated by Section 3.4(a) or (b) hereof cease to be true and correct;

               (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each Participating Holder a copy of any amendment or supplement to such registration statement or prospectus;

               (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (j) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange;

               (k) deliver promptly to counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all

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correspondence between the Commission and the Company with respect to such registration statement;

               (l) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

               (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

               (n) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's business) in their marketing of Registrable Securities.

            The Company may require the Participating Holders to furnish the Company such information regarding such Participating Holders and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing and the Company shall not be obligated to effect the registration of any Registrable Securities of a particular Participating Holder unless such information regarding such Participating Holder is provided to the Company.

            Each Participating Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g)(iii) or (v) of this Section 3.3, each Participating Holder will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 3.3, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 3.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by a Participating Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Participating Holder shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this
Section 3.3; and, if the Company shall not so extend such period, the Participating Holder's request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Participating Holder is entitled pursuant to Section 3.1 hereof.

               3.4 Underwritten Offerings.

               (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Participating Holders pursuant to a registration requested under Section 3.1, the Company shall enter into a customary underwriting agreement with a managing underwriter or underwriters selected by the Majority Participating Holders (in accordance with Section 3.1(f) hereto). Such underwriting agreement shall be satisfactory in form and substance to the Majority Participating Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms

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as are generally prevailing in agreements of that type, including, without limitation, customary provisions relating to indemnification and contribution. Each Participating Holder shall be a party to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each Participating Holder. No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

               (b) Incidental Underwritten Offerings. In the case of a registration pursuant to Section 3.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. The Participating Holders may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders. None of the Participating Holders shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

               3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Participating Holders and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act provided that the foregoing investigation shall be coordinated by one counsel to the Participating Holders.

               3.6 Indemnification.

               (a) Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each of the Participating Holders, and their respective directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnitees"), against any losses, claims, damages, costs and reasonable expenses (including, without limitation, reasonable attorney's fees) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) ("Losses"), to which such Indemnitee may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse such Indemnitee for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided that the Company shall not be liable in any such case to an Indemnitee to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Indemnitee; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such Loss (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Person or (ii) arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of such securities by such seller.

               (b) Indemnification by Participating Holders. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Participating Holder so including any Registrable Securities to, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 3.6) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 3.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Participating Holder.

               (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 3.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 3.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 3.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d) Contribution. If the indemnification provided for in this
Section 3.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate Losses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such Loss, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 3.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participating Holders' obligations to contribute as provided in this subsection (d) are several and not joint and shall be in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the Losses of the indemnified parties relate.

               (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 3.6 (with appropriate modifications) shall be given by the Company and the Participating Holders with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 3.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

               (f) Indemnification Payments. The indemnification and contribution required by this Section 3.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills with reasonably sufficient detail thereof are received or a Loss is incurred.

               3.7 Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 3, the Company shall (i) facilitate the timely preparation and delivery to the Participating Holders and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by the Participating Holders or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

               3.8 Limitation on Sale of Securities. The Company hereby agrees that if it shall previously have received a request for registration pursuant to Sections 3.1 or 3.2 hereof, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not effect any public or private offer, sale or distribution of its equity securities or effect any registration of any of its equity securities under the Securities Act (other than a registration on Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 180 days (or such shorter period as the Holders shall be advised by their managing underwriter) shall have elapsed from the effective date of such previous registration, and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its equity securities.

               3.9 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Holders to sell any Registrable Securities pursuant to any effective registration statement.

            4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of a Holder, the Company will promptly deliver to such holder a written statement as to whether it has complied with such requirements.

            5. Amendments and Waivers. This Agreement may be amended, waived, modified or supplemented only by written agreement of the Company and the holders of a majority of the Registrable Securities (assuming for such purposes that all Warrants have been exercised in full) then outstanding; provided, however, that any amendment, waiver, modification or supplement of
Section 3.6 hereto shall require the written agreement of the Company and all Holders.

            6. Limitations on Subsequent Registration Rights. From and after the date hereof until the Holders shall no longer hold any Registrable Securities, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities (assuming for such purposes that all Warrants have been exercised in full), enter into any agreement with any holder or prospective holder of any equity securities of the Company giving such holder or prospective holder demand or incidental registration rights containing cut-back provisions that are by their terms not subordinate to the registration rights granted in this Agreement.

            7. Notice. All notices and other communications hereunder shall be in writing or via facsimile and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

               (a) If to any of the Holders, at its last address as it appears upon the Company's registry books.

               (b) If to the Company:

                       NTL Incorporated
                       110 East 59th Street, 26th Floor
                       New York, New York 10022
                       Attention: General Counsel
                       Facsimile: 212-906-8497

            8. Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company without the prior written consent of the holders of a majority of the Registrable Securities (assuming for such purposes that all Warrants have been exercised in full). Any Holder may, at its election, at any time or from time to time, assign its rights under this Agreement, in whole or in part, to any purchaser of shares of Registrable Securities held by it.

            9. Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

            10. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period (not to exceed 180 days) following such offering. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound after the effective date of the Plan.

            11. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

            12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the State of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 7 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

            14. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

            15. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            16. Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                              NTL INCORPORATED


                              By:  /s/ Richard J. Lubasch
                                   -----------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Executive Vice President,
                                           General Counsel and Secretary


                               SILVER OAK CAPITAL, LLC
                                   Solely for and on behalf of the entities set forth in Schedule X, as Agent


                               By:  /s/ Jeffrey H. Aronson
                                    ---------------------------------
                                    Name:  Jeffrey H. Aronson
                                    Title: Authorized Signatory


                               AG CAPITAL FUNDING PARTNERS, L.P.,

                               By: Angelo, Gordon & Co., L.P., as Investment Advisor

                               By:  /s/ Jeffrey H. Aronson
                                    -------------------------------------
                                    Name:  Jeffrey H. Aronson
                                    Title: Authorized Signatory


                               APPALOOSA MANAGEMENT, L.P.,
                                  On behalf of certain funds for which it
                                  acts as investment adviser, as a Purchaser

                               By:  Appaloosa Partners Inc., its general
                                    partner

                               By:  /s/ K. Maiman
                                    --------------------------------------
                                    Name:  K. Maiman
                                    Title: Principal


                               CAPITAL RESEARCH & MANAGEMENT CO.,
                                   Solely on behalf of certain fiduciary
                                   accounts, as Purchaser


                               By:  /s/ Michael J. Downer
                                    ------------------------------------
                                    Name:  Michael J. Downer
                                    Title: Vice President

                               FIDELITY SUMMER STREET TRUST: FIDELTIY CAPITAL
                                & INCOME FUND,
                                as a Purchaser


                               By:  /s/ Frank Knox
                                    -------------------------------------
                                    Name:  Frank Knox
                                    Title: Assistant Treasurer


                               FRANKLIN MUTUAL ADVISERS, LLC,
                                   On behalf of certain funds for which it
                                   acts as investment adviser, as a Purchaser


                               By:  /s/ Bradley Takahasi
                                    ------------------------------------
                                    Name: Bradley Takahasi
                                    Title: Vice President


                               OAKTREE CAPITAL MANAGEMENT,
                                   Solely as general partner and/or
                                   investment manager of certain funds and
                                   accounts it manages, as a Purchaser


                               By:  /s/ Brett Wyard
                                    -------------------------------------
                                    Name:   Brett Wyard
                                    Title:  Managing Director


                               By:  /s/ Ken Liang
                                    -------------------------------------
                                    Name:   Ken Liang
                                    Title:  Managing Director


                               SALOMON BROTHERS ASSET MANAGEMENT,
                                   Solely on behalf of certain fiduciary
                                   accounts, as a Purchaser


                               By:  /s/ Maureen O'Callaghan
                                    --------------------------------------
                                     Name:  Maureen O'Callaghan
                                     Title: Managing Director

                               THE HUFF ALTERNATIVE FUND, L.P.

                               By:  WRH Partners II, L.L.C., general partner


                               By:  /s/ Joseph R. Thornton
                                    --------------------------------------
                                    Name:  Joseph R. Thornton
                                    Title: Authorized Officer


                               THE HUFF ALTERNATIVE PARALLEL FUND, L.P.

                               By:  WRH Partners II, L.L.C., general partner


                               By:  /s/ Joseph R. Thornton
                                    ---------------------------------------
                                    Name:  Joseph R. Thornton
                                    Title: Authorized Officer


                               W.R. HUFF ASSET MANAGEMENT CO., L.L.C.,
                                  Solely as investment manager on behalf of one of its separately managed accounts


                               By:  /s/ Joseph R. Thornton
                                    -------------------------------------
                                    Name:  Joseph R. Thornton
                                    Title: Authorized Officer

                               FRANCE TELECOM


                               By:  /s/ Eric Bouvier
                                    -------------------------------------
                                    Name:  Eric Bouvier
                                    Title: Head of Mergers & Acquisitions
                                           Department

                                  SCHEDULE X
                       Silver Oak Capital, LLC Entities



                                                          % of AG  % of the Note

AG ARB PARTNERS, L.P.                      2,500,000          3.06%   0.50%

AG CAPITAL RECOVERY PARTNERS II, L.P.     10,512,000         12.87%   2.10%

AG CAPITAL RECOVERY PARTNERS III, L.P.     9,684,000         11.85%   1.94%

AG CAPITAL RECOVERY PARTNERS, L.P.        10,080,000         12.34%   2.02%

AG CNG FUND, L.P.                            400,000          0.49%   0.08%

AG DOMESTIC CONVERTIBLES, L.P.             6,000,000          7.34%   1.20%

AG ELEVEN PARTNERS, L.P.                   2,412,000          2.95%   0.48%

AG MM, L.P.                                  300,000          0.37%   0.06%

AG OFFSHORE CONVERTIBLES, L.P.            19,000,000         23.26%   3.80%

AG PRINCESS, L.P.                            300,000          0.37%   0.06%

AG SUPER ADVANTAGE, L.P.                     600,000          0.73%   0.12%

AG SUPER FUND INTERNATIONAL PARTNERS, L.P. 3,500,000          4.28%   0.70%

AG SUPER FUND, L.P.                        5,700,000          6.98%   1.14%

COMMON FUND-EVENT DRIVEN COMPANY             800,000          0.98%   0.16%

GAM ARBITRAGE INVESTMENTS, INC.            7,000,000          8.57%   1.40%

NUTMEG PARTNERS, L.P.                      2,300,000          2.82%   0.46%

PHS BAY COLONY FUND, L.P.                    300,000          0.37%   0.06%

PHS PATRIOT FUND, L.P.                       300,000          0.37%   0.06%


                                          81,688,000        100.00%   16.34%